Exhibit 99.1

Raptor Pharmaceutical Reports Fourth Quarter and Full Year 2013 Financial Results and Provides Corporate Update

2014 guidance of $55-$65 million of net sales for PROCYSBI®

Company to host conference call and webcast today at 4:30 p.m. EDT
NOVATO, Calif., March 13, 2014 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today reported financial results for the fourth quarter and year ended December 31, 2013 and provided an update on recent corporate developments.
Corporate Update and Operational Highlights
•	As of December 31, 2013, there were 236 new prescriptions for PROCYSBI, 165 unique patients on therapy, with another 71 patients in the process of reimbursement verification.
•
Top line results from a planned 18 month analysis of an ongoing 3 year Phase 2/3 study in Huntington's disease showed a positive trend towards slower progression of Total Motor Score (TMS) in patients treated with RP103 vs. those patients on placebo, and statistically significant slower progression of TMS in patients receiving RP103 without tetrabenazine, following 18 months of treatment.

•	Full enrollment in Phase 2b NASH/NAFLD announced in January 2014. Data is anticipated the first half of 2015.
•	Raptor expects net product sales for PROCYSBI of $55-$65 million and non-GAAP operating expense, excluding non-cash stock-based compensation expense, of $80-$90 million in 2014.
•	Cash and cash equivalents as of December 31, 2013 were $83.1 million.

"The year ended December 31, 2013 was a period of significant achievement for Raptor and I am pleased by our commercial progress and the strong market acceptance for PROCYSBI," said Christopher M. Starr, Ph.D., Raptor's chief executive officer. "We are preparing to discuss with regulators the encouraging 18-month treatment results from our Phase 2/3 clinical trial with RP103 in Huntington's disease in order to determine our next steps in the development of RP103 for this potential indication."

Financial Results for the Fourth Quarter and Year Ended December 31, 2013
Raptor recognized $10.2 million in PROCYSBI net product sales for the fourth quarter of 2013. For the quarter ended December 31, 2013, the company recorded $0.8 million as cost of sales. Net product sales for the year 2013 totaled $16.9 million and cost of sales was $1.7 million. There were no product sales or cost of sales reported for the comparable prior periods as PROCYSBI became commercially available in the U.S. in June 2013.
Revenue is recognized once PROCYSBI has been shipped by the specialty pharmacy and accepted by the patient. Raptor began capitalizing commercial inventory costs upon FDA approval of PROCYSBI on April 30, 2013.
Research and development expenses for the fourth quarter of 2013 were $7.8 million and $29.2 million for the year 2013. The increase in the current year over prior periods was mostly due to higher external costs for clinical studies, lab services and higher staffing expenses.
Selling, general and administrative expenses increased to $12.4 million for the fourth quarter of 2013 and were $37.9 million for the year 2013. The increase in the current year over prior periods was primarily due to additional sales and marketing costs for the commercialization of PROCYSBI in the U.S., the establishment of commercial infrastructure and initial commercial activities associated with the introduction of PROCYSBI in the EU, staffing expenses and non-cash stock option expense.
Interest expense for the fourth quarter of 2013 was $2.7 million and $6.8 million for the year. The increase in interest expense in the current year over the prior periods was due to the $50.0 million debt facility the company entered into with HealthCare (HC) Royalty Partners in December 2012.
Net loss for the fourth quarter 2013 was $12.1 million, or $0.20 per share. For the year 2013 the net loss was $69.4 million, or $1.20 per share. On a non-GAAP basis, excluding non-cash common stock warrant expense and stock-based compensation expense, net loss for the fourth quarter was $11.8 million, or $0.19 per share. For the year the non-GAAP net loss was $51.6 million, or $0.89 per share. Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information" for a full discussion on this subject.
Cash and cash equivalents as of December 31, 2013 were $83.1 million and included approximately $23.7 million of net proceeds from the second tranche of financing under Raptor's loan agreement with HC Royalty Partners, $38.4 million in net proceeds under its at-the-market common stock sales agreement, $10.3 million proceeds from warrant exercises, and $2.5 million proceeds from stock option exercises, all received during the year ended December 31, 2013.
2014 Guidance
The company anticipates net product sales for PROCYSBI in the range of approximately $55 million to $65 million for 2014. On a non-GAAP basis, excluding non-cash stock-based compensation expense, operating expenses are expected to be in the range of $80 million to $90 million in 2014. The company's cash and cash equivalents are expected to be sufficient to fund operations through at least the first half of 2015, based on current operating plan assumptions.

Conference Call and Webcast
Raptor has scheduled an investor conference call and webcast regarding this announcement at 4:30 p.m. EDT (1:30 p.m. PDT) today, March 13, 2014. The live call may be accessed by dialing (877) 870-4263 for domestic callers or (412) 317-0790 for international callers. A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com.  After the call, a webcast replay will be available on the Raptor website for 90 days. A telephone replay of the call will be available by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering the conference number: 10042521.
Non-GAAP Financial Information
Raptor uses non-GAAP financial measures, such as non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating expense, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor's operating performance. The company believes that the presentation of non-GAAP measures is useful to investors because it excludes non-cash stock-based compensation expense and warrant expense which fluctuate from period to period based on factors that are not within the company's control, such as the company's stock price. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, net loss per share and total operating expense, and should not be considered measures of Raptor's liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the table accompanying this press release after the audited consolidated financial statements.
About Raptor Pharmaceuticals
Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company's first product, PROCYSBI® (cysteamine bitartrate) delayed-release capsules, is FDA approved for the management of nephropathic cystinosis in adults and children 6 years and older. The product is also approved by the European Commission for marketing in the EU as PROCYSBI gastro-resistant hard capsules of cysteine (mercaptamine bitartrate), for the treatment of proven nephropathic cystinosis. Raptor's pipeline also includes RP103 in a Phase 2/3 trial for Huntington's disease (HD), and a Phase 2 program in Leigh's syndrome and other mitochondrial diseases. PROCYSBI was granted orphan designation and exclusivity for nephropathic cystinosis in the U.S. and EU. Raptor also holds U.S. orphan drug designation for RP103 in Huntington's disease. A request for EU orphan designation for RP103 in HD will be submitted with clinical data. A request for orphan designation for Leigh Syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett Syndrome. For additional information, please visit www.raptorpharma.com.

About PROCYSBI® (cysteamine bitartrate) delayed-release capsules
PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.
FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding the potential effectiveness of RP103 at slowing the progression of HD and the potential use of RP103 as a treatment for HD; Raptor's expected net product sales for PROCYSBI for 2014, and projected non-GAAP operating expenses for 2014; and Raptor's expectations regarding its sufficiency of cash through at least the end of 2015. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: final results of the Phase 2/3 clinical trial of RP103 for the potential treatment of HD; market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended, and Raptor's Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2013, August 9, 2013 and November 7, 2013, and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6231
gerbez@raptorpharma.com

INVESTOR CONTACT:
Westwicke Partners, LLC
Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(In thousands, except shares and per share data, or unless otherwise specified)

	December 31,
	2013	2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$83,052	$36,313
Restricted cash	500	163
Short-term investments	0	22,096
Accounts receivable, net	6,181	0
Inventories, net	3,000	0
Prepaid expenses and other	3,566	1,610
Total current assets	96,299	60,182
Intangible assets, net	3,213	2,156
Goodwill	3,275	3,275
Fixed assets, net	1,810	416
Deposits	1,107	26
Deferred offering costs	236	109
Debt issuance costs	2,786	1,959
Total assets	$108,726	$68,123
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities:
Accounts payable	$5,264	$4,599
Accrued liabilities	12,767	2,150
Deferred revenue	4,698	0
Common stock warrant liability	7,066	16,405
Deferred rent	302	6
Capital lease liability – current	18	8
Total current liabilities	30,115	23,168
Note payable	50,000	25,000
Capital lease liability - long-term	41	11
Total liabilities	80,156	48,179

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	0	0
Common stock, $0.001 par value per share, 150,000,000 shares authorized 61,614,576 and 52,424,649 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	62	52
Additional paid-in capital	234,286	155,945
Accumulated other comprehensive loss	(423)	(115)
Accumulated deficit	(205,355)	(135,938)
Total stockholders' equity	28,570	19,944

Total liabilities and stockholders' equity	$108,726	$68,123

(1) Derived from the Company's audited consolidated financial statements as of December 31, 2012.

Raptor Pharmaceutical Corp.
Consolidated Statements of Comprehensive Loss
 (In thousands, except per share data, or unless otherwise specified)

		For the four
		month transitional
	For the year ended	period ended	For the year ended August 31,
	December 31, 2013	December 31, 2012	2012	2011
Net product sales	$16,872	$0	$0	$0

Operating expenses:
Cost of sales	1,653	0	0	0
Research and development	29,177	8,963	21,443	14,788
Selling, general and administrative	37,948	8,971	14,723	6,178

Total operating expenses	68,778	17,934	36,166	20,966

Loss from operations	(51,906)	(17,934)	(36,166)	(20,966)

Interest income	188	160	340	45
Interest expense	(6,832)	(83)	(3)	(2)
Foreign currency transaction gain/ (loss)	8	113	145	29
Gain/ (loss) on short-term investments	(128)	(64)	213	0
Adjustment to fair value of common stock warrants	(10,747)	(1,484)	(3,173)	(16,301)

Net loss	(69,417)	(19,292)	(38,644)	(37,195)
Other comprehensive income (loss):
Foreign currency translation adjustment	(308)	(65)	(52)	10

Comprehensive loss	$(69,725)	$(19,357)	$(38,696)	$(37,185)

Net loss per share:
Basic and diluted	$(1.20)	$(0.37)	$(0.80)	$(1.15)

Weighted-average shares outstanding used to compute:
Basic and diluted	57,860	51,737	48,085	32,327

Raptor Pharmaceutical Reconciliation of GAAP to Non-GAAP Financial Information:

		For the four
		month transitional
	For the year ended	period ended	For the year ended August 31,
	December 31, 2013	December 31, 2012	2012	2011

Net loss	$(69,417)	$(19,292)	$(38,644)	$(37,195)
Stock-based compensation expense	7,030	2,239	4,559	2,117
Adjustment to fair value of common stock warrants	10,747	1,484	3,173	16,301
Non-GAAP loss	$(51,640)	$(15,569)	$(30,912)	$(18,777)

Net loss per share:
Basic and diluted	$(0.89)	$(0.30)	$(0.64)	$(0.58)

Weighted-average shares outstanding used to compute:
Basic and diluted	57,860	51,737	48,085	32,327

Raptor Pharmaceutical Corp.
Consolidated Statements of Comprehensive Loss
 (In thousands, except per share data, or unless otherwise specified)

		For the three
	For the year ended	months ended
	December 31, 2013	December 31, 2013
Net product sales	$16,872	$10,248

Operating expenses:
Cost of sales	1,653	786
Research and development	29,177	7,759
Selling, general and administrative	37,948	12,372

Total operating expenses	68,778	20,917

Loss from operations	(51,906)	(10,669)

Interest income	188	14
Interest expense	(6,832)	(2,744)
Foreign currency transaction gain/ (loss)	8	29
Gain/ (loss) on short-term investments	(128)	1
Adjustment to fair value of common stock warrants	(10,747)	1,278

Net loss	(69,417)	(12,091)
Other comprehensive income:
Foreign currency translation adjustment	(308)	79

Comprehensive loss	$(69,725)	$(12,012)

Net loss per share:
Basic and diluted	$(1.20)	$(0.20)

Weighted-average shares outstanding used to compute:
Basic and diluted	57,860	61,428

Raptor Pharmaceutical Reconciliation of GAAP to Non-GAAP Financial Information:

		For the three
	For the year ended	months ended
	December 31, 2013	December 31, 2013
Net loss	$(69,417)	$(12,091)
Stock-based compensation expense	7,030	1,610
Adjustment to fair value of common stock warrants	10,747	(1,278)
Non-GAAP loss	$(51,640)	$(11,759)

Net loss per share:
Basic and diluted	$(0.89)	$(0.19)

Weighted-average shares outstanding used to compute:
Basic and diluted	57,860	61,428